UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2014

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 19, 2014, Rockwell Medical, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative for the underwriters named therein (the “Underwriters”), relating to a firm commitment underwritten offering by the Company (the “Offering”) of an aggregate of 6,500,000 shares of the Company’s common stock (“Common Stock”).   The Company also granted to the Underwriters an option to purchase an additional 975,000 shares of Common Stock.  The purchase price per share is $9.00, resulting in expected gross proceeds of approximately $58.5 million ($67.3 million if the option to purchase additional shares is exercised in full).  The net offering proceeds to the Company, after deducting underwriting discounts and commissions and the estimated offering expenses payable by the Company, are expected to be approximately $54.7 million ($62.9 million if the option to purchase additional shares is exercised in full).

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing.  The shares are expected to be delivered to the Underwriters on or about November 25, 2014, subject to the satisfaction of customary closing conditions.

The Common Stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3.  A copy of the opinion of Dykema Gossett PLLC relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement that is attached hereto as Exhibit 1.1 and incorporated herein by reference.  The benefits of the representations and warranties set forth in the Underwriting Agreement are intended only for the Underwriters in the Offering and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit 1.1                                     Underwriting Agreement between Rockwell Medical, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters signatory thereto, dated November 19, 2014

Exhibit 5.1                                     Opinion of Dykema Gossett PLLC

Exhibit 23.1                              Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1)

Exhibit 99.1                              Press Release, dated November 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: November 20, 2014	By:	/s/ Thomas E. Klema
Thomas E. Klema
	Its:	Chief Financial Officer